Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 2, 2000 with respect to the consolidated financial statements of IR Operating Corporation included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, and to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Holtz Rubenstein & Co., LLP

    HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
July 6, 2000